EXECUTION COPY
                                                                    Exhibit 10.1





                            ASSET PURCHASE AGREEMENT

                                     between


                          BRISTOL-MYERS SQUIBB COMPANY,
                                   as Seller,


                                       and


                            PAR PHARMACEUTICAL, INC.
                                  as Purchaser


                  SALE OF CAPOTEN(R), CAPOZIDE(R), QUESTRAN(R)
                          AND QUESTRAN(R) LIGHT BRANDS


                            Dated as of March 1, 2002

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS

         Section 1.1  Purchase and Sale.......................................1
         Section 1.2  Transfer of Assets......................................1
         Section 1.3  Assumed Liabilities.....................................3
         Section 1.4  Closing.................................................6
         Section 1.5  Risk of Loss............................................6
         Section 1.6  Rebates; Return Handling................................6

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 2.1  Organization............................................7
         Section 2.2  Authority; Execution and Delivery; Enforceability.......8
         Section 2.3  Consents and Approvals; No Violations...................8
         Section 2.4  Title to Acquired Assets................................8
         Section 2.5  Financial Statements....................................9
         Section 2.6  Trademarks..............................................9
         Section 2.7  No Other Seller Representations and Warranties..........9


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Section 3.1  Organization...........................................10
         Section 3.2  Authority; Execution and Delivery; Enforceability......10
         Section 3.3  Consents and Approvals; No Violations..................10
         Section 3.4  Availability of Funds..................................10
         Section 3.5  No Knowledge of Misrepresentations or Omissions........11
         Section 3.6  No Other Purchaser Representations or Warranties.......11


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

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1  Confidentiality.........................................11
         Section 4.2  Further Assurances......................................11
         Section 4.3  Transfer Taxes..........................................11
         Section 4.4  [Intentionally Omitted].................................11
         Section 4.5  Temporary Use of Certain Names and Information..........12
         Section 4.6  Bulk Transfer Laws......................................12
         Section 4.7  Intercompany Arrangements...............................12
         Section 4.8  Customer Notifications..................................12
         Section 4.9  Post-Closing Cooperation................................13
         Section 4.10 Licenses................................................14
         Section 4.11 Transfer of Regulatory Filings; Responsibility
                      for Products............................................15
         Section 4.12 Finetech/ISP Relationship...............................16


                                    ARTICLE V

                                    AMENDMENT

         Section 5.1  Amendments and Waivers..................................16


                                   ARTICLE VI

                            SURVIVAL; INDEMNIFICATION

         Section 6.1  Survival of Representations.............................17
         Section 6.2  Indemnification by Seller...............................17
         Section 6.3  Indemnification by Purchaser............................17
         Section 6.4  Calculation of Losses...................................18
         Section 6.5  Termination of Indemnification..........................18
         Section 6.6  No Additional Representations...........................18
         Section 6.7.  Limitations on Liability...............................19


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1  Notices.................................................19
         Section 7.2  Definitions; Interpretation.............................20
         Section 7.3  Descriptive Headings; Seller Disclosure Schedule........24
         Section 7.4  Counterparts............................................25
         Section 7.5  Entire Agreement........................................25

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         Section 7.6  Fees and Expenses.......................................25
         Section 7.7  Governing Law...........................................25
         Section 7.8  Specific Performance....................................25
         Section 7.9  Assignment..............................................26
         Section 7.10  Successors and Assigns.................................26
         Section 7.11  Severability...........................................26
         Section 7.12  Consent to Jurisdiction................................26
         Section 7.13  Waiver of Jury Trial...................................27




EXHIBITS

Exhibit A          Brands
Exhibit B          Form of Assumption of Assumed Liabilities
Exhibit C          Form of Bill of Sale
Exhibit D          Form of Supply Agreement
Exhibit E          Form of Trademark Assignment
Exhibit F          Form of Promissory Note

                  ASSET  PURCHASE   AGREEMENT  dated  as  March  1,  2002  (this
"AGREEMENT"), between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation ("SELLER"), and PAR PHARMACEUTICAL, INC., a New Jersey corporation ("PURCHASER").

                  Seller, directly or indirectly through its Affiliates, manufactures, markets and sells in the Territory products under the trademarked brands listed on EXHIBIT A hereto (the "BRANDS"). Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Acquired Assets (Section 7.2(b) identifies the sections of this Agreement in which this term and other capitalized terms used herein and not defined in Section 7.2(a) are defined) related to the Brands.


                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS

                  Section 1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall, and shall cause its Affiliates to, sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller and its Affiliates, all the right, title and interest of Seller and such Affiliates in, to and under the Acquired Assets for (a) an aggregate purchase price of $1,954,000 (the "PURCHASE PRICE"), payable as set forth in Section 1.4, and (b) the assumption by Purchaser of the Assumed Liabilities. The purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities are referred to in this Agreement collectively as the "ACQUISITION".

                  Section 1.2 TRANSFER OF ASSETS. (a) Subject to Section 1.2(b), the term "ACQUIRED Assets" means all Seller's and its Affiliates' right, title and interest in, to and under those certain assets, as they exist at the time of Closing, set forth below:

                  (i)   the Transferred Intellectual Property;

                  (ii) the Transferred NDAs and all other regulatory files (including correspondence, applications, approvals, licenses and permits of Seller) exclusively relating to the sale, use, or marketing of Products that are the subject of the Transferred NDAs with or from any applicable regulatory authority in the Territory;

                  (iii) all market research, customer and sales information, product literature, promotional materials and data, advertising and display materials and all training materials in whatever medium (e.g., audio, visual or print) exclusively related to the Business or to the Acquired Assets (including the Products), in each case to the extent transferable in light of legal, contractual and practical considerations; and

                  (iv) all records and recorded information, including customer and supplier lists exclusively related to the Business, the Acquired Assets or the Brands, other than the Retained Information, in each case to the extent transferable in light of legal, contractual and practical considerations.

                  (b) Purchaser acknowledges and agrees that the Acquired Assets do not include or confer any rights to market or sell any Products in any country outside the Territory. Purchaser agrees that it will not register, apply to register or otherwise use any Trademark in any country other than the Territory. Purchaser also acknowledges and agrees that it is not acquiring any rights, title or interest in, to and under any of the following assets (the "EXCLUDED ASSETS"):

                  (i) any real estate owned or leased by Seller or any of its Affiliates;

                  (ii) any cash, cash equivalents and bank accounts of Seller or any of its Affiliates;

                  (iii)   the Names;

                  (iv)    any Accounts Receivable;

                  (v) any manufacturing equipment and supplies and packaging assets used in the manufacture of the Products;

                  (vi) any assets, properties or rights of Seller or any of its Affiliates other than the Acquired Assets, including all inventories ("INVENTORY") which are finished goods and work-in-process inventories and samples of Products;

                  (vii) all rights, claims and credits of Seller or any of its Affiliates, relating to any Excluded Asset or any Excluded Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of Seller or any of its Affiliates relating to any Excluded Asset or any Excluded Liability;

                  (viii) any refunds or credits, claims for refunds or credits or rights to receive refunds or credits from any Taxing Authority with respect to Taxes paid or to be paid by Seller or any of its Affiliates relating to any Pre-Closing Tax Period;

                  (ix) any records (including accounting records) related to Taxes paid or payable by Seller or any of its Affiliates and all financial and Tax records relating to the Business that form part of Seller's or any of its Affiliates' general ledger;

                  (x) all records prepared in connection with the sale of the Business, including bids received from third persons and analyses relating to the Business, and all records which are subject to attorney-client privilege;

                  (xi) all rights of Seller or any of its Affiliates under this Agreement and the Related Instruments;

                  (xii) (A) all rights of Seller in or to the Retained NDAs and any and all other regulatory files (including correspondence, registrations, applications, approvals, licenses and permits) relating to Retained NDAs with or from any applicable regulatory authority in the Territory, (B) all rights of Seller in any and all regulatory files (including correspondence, registrations, applications, approvals, licenses and permits) that do not exclusively relate to the sale, use, or marketing Products that are the subject of the Transferred NDAs with or from any applicable regulatory authority in the Territory; and (C) all rights of Seller in any and all other regulatory files
                          (including       correspondence,        registrations,
                          applications, approvals, licenses and permits) that do not relate exclusively to the Business or the Acquired Assets (including the Products);

                  (xiii) all Other Intellectual Property that is not Other Exclusive Intellectual Property

                  (xiv)   any internet or domain  names  relating to the Brands;
                          and

                  (xv)    all Retained Information.

                  Section 1.3 ASSUMED LIABILITIES. (a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as January 1, 2002, and from and after January 1, 2002 Purchaser shall pay, perform and discharge when due, all the following liabilities, obligations and commitments of Seller and its Affiliates, except to the extent such liabilities, obligations and commitments are Excluded Liabilities (the "ASSUMED LIABILITIES"):

                  (i) all liabilities, obligations and commitments in respect of any and all Products other than Shipped Products, including product liability, breach of warranty or similar claims and other claims (including all Proceedings relating to any such liabilities, obligations or commitments);

                  (ii) all liabilities, obligations and commitments in respect of any Proceedings to the extent arising out of or relating to, directly or indirectly, the Business or the ownership, sale or lease of any of the Acquired Assets arising from or after January 1, 2002;

                  (iii) all liabilities arising out of or relating to the return of any Products from and after January 1, 2002, whether or not sold by Seller or its Affiliates prior to, on or after such date, other than any liabilities associated with (A) the return after January 1, 2002 of Shipped Products which returns are a result of adulteration or misbranding (within the meaning of the FDA Act or the rules and regulations promulgated thereunder) by Seller and (B) the return during the six (6) month period after January 1, 2002 of any Shipped Product that on the date of return has an expiration date that is less than three (3) months after such date of return, subject to a maximum liability on the part of Seller under this subsection (iii)(B) of $950,000 (with all such returns to be shipped at Seller's expense


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

         F.O.B. the facility of Seller's designated Return Goods Processor, The Ballantine Group, Inc.) (subsections A and B together, the "RETURN EXCEPTIONS");

                  (iv) all liabilities for Taxes arising out of the Business or the Acquired Assets or the ownership, sale or lease of any of the Acquired Assets, other than the Excluded Tax Liabilities, and all liabilities for Taxes for which Purchaser is responsible pursuant to
         Section 4.3;

                   (v) all liabilities, obligations and commitments arising out of or relating to any rebates, price protection and discount agreements, and chargebacks due a third party that are related to any Product, including Shipped Products (whether or not manufactured by Seller or its Affiliates prior to January 1, 2002 and whether under Purchaser's or Seller's NDC Codes for the Products), where invoiced or charged from and after January 1, 2002, except for such of the foregoing as are the Seller's responsibility as set forth in Section 1.6(a);

                  (vi) all liabilities, obligations and commitments arising out of or relating to any advertising or promotional liabilities due a third party that are related to any Product other than Shipped Products (whether or not manufactured by Seller or its Affiliates prior to January 1, 2002 and whether under Purchaser's or Seller's NDC Codes for the Products);

                  (vii) all obligations under the License Agreement dated as of January 20, 1994 between E.R. Squibb & Sons, Inc and Brigham & Women's Hospital, as amended by Amendment No. 1 thereto dated as of May 9, 1995; and

                  (viii) all other liabilities, obligations and commitments of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, arising out of or relating to, directly or indirectly, the Acquired Assets, the Business or the Brands or the ownership, sale or lease of any of the Acquired Assets, in each case from and after January 1, 2002.

Purchaser shall not be obligated to reimburse Seller for any Assumed Liabilities paid by Seller prior to Closing and that were incurred by Seller in the ordinary course of business between January 1, 2002 and the Closing. Purchaser shall reimburse Seller for any Assumed Liabilities paid by Seller prior to Closing and that were incurred by Seller between January 1, 2002 and the Closing but not in the ordinary course of business.

                  (b) Notwithstanding any other provision of this Agreement or any Related Instrument, Purchaser shall not assume any Excluded Liability, each of which shall be retained and paid, performed and discharged when due by Seller and its Affiliates. The term "EXCLUDED LIABILITY" means:

                  (i) all liabilities, obligations and commitments of Seller or its Affiliates not listed in Section 1.3(a);



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

                  (ii) account payables and liabilities, obligations and commitments of Seller or any of its Affiliates existing immediately prior to January 1, 2002 and arising out of the operation or conduct of the Business prior to January 1, 2002;

                  (iii) subject to Sections 1.3(a)(iii) and 1.3(a)(v), any liability, obligation or commitment of Seller or any of its Affiliates directly and primarily related to any Excluded Asset;

                  (iv) subject to Sections 1.3(a)(iii) and 1.3(a)(v), all liabilities, obligations and commitments in respect of any and all Shipped Products, including product liability, breach of warranty or similar claims and other claims (including Proceedings relating to any such liabilities, obligations or commitments);

                  (v)  subject  to  Sections  1.3(a)(iii)  and  1.3(a)(v),   all
         obligations, liabilities and commitments in respect of any claim, action, or proceeding, including product liability claims (collectively, a "PROCEEDING"), pending or, to Seller's Knowledge, threatened in writing against Seller or its Affiliates in respect of the Acquired Assets or the conduct of the Business to the extent arising out of or relating to, directly or indirectly, the conduct of the Business or the ownership, sale or lease of any of the Acquired Assets prior to January 1, 2002;

                  (vi) subject to Sections 1.3(a)(v), all liabilities arising out of or relating to the Return Exceptions and rebates or chargebacks or any advertising or promotional liabilities related to any Shipped Products;

                  (vii) all liabilities for Taxes arising out of the Business or the Acquired Assets imposed upon Seller or its Affiliates or any present or former Affiliate of Seller or its Affiliates for any Pre-Closing Tax Periods ("EXCLUDED TAX LIABILITIES"); and

                   (viii) any liability, obligation or commitment of Seller or any of its Affiliates of any kind relating to employment, compensation or benefits (including severance) for the past, present or future employees of Seller or any of its Affiliates for all employment relating to the Business prior to and through the Closing.

                  (c) Each of Purchaser and Seller hereby agrees to reimburse the other party and such party's Affiliates, dollar for dollar, in the event that any of the other party's or such party's Affiliate's customers (x) offset the cost of any Products returned by such customer against accounts payable by such customer to such other party or such other party's Affiliate or (y) such other party or its Affiliates is required to issue a credit for the account of any customer for returns, in each case (x) or (y) which are the responsibility of such reimbursing party pursuant to this Section 1.3. The reimbursing party shall pay the other party or such party's Affiliate promptly following receipt of notice of any such offset by or issuance of credit to a customer (together with supporting documentation). Seller and Purchaser shall, and each party shall cause its respective Affiliates to, cooperate to ensure that a customer does not offset returns of any Product against both Seller and Purchaser (or any of their respective Affiliates).



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

                  (d) Neither party's obligations under this Section 1.3 will be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any Related Instrument by such party or any right or alleged right to indemnification hereunder.

                  Section 1.4 CLOSING. (a) The consummation of the transactions contemplated by this Agreement (the "CLOSING") will take place on the date of this Agreement, at 10:00 a.m., at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York. The date on which the Closing occurs is referred to herein as the "CLOSING DATE." The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date.

                  (b) At the Closing, Seller shall deliver or cause to be delivered to Purchaser, the following: (i) a duly executed Bill of Sale, (ii) a duly executed Trademark Assignment, (iii) a duly acknowledged Assumption of Assumed Liabilities and (iv) a duly executed Supply Agreement.

                  (c) At the Closing, Purchaser shall deliver to Seller, the following: (i) cash in the amount of 50% of the Purchase Price by wire transfer of immediately available funds to one or more accounts designated in writing by Seller (such designation to be made at least two business days prior to the Closing Date), (ii) a duly executed Assignment and Assumption Agreement, (iii) a duly executed Trademark Assignment, (iv) a duly executed Assumption of Assumed Liabilities and (iv) a duly executed Supply Agreement, and (v) the duly executed Promissory Note.

                  Section 1.5 RISK OF LOSS. Until the Closing, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence shall be the sole responsibility of Seller or its Affiliates, as applicable.

                  Section 1.6       REBATES; RETURNS HANDLING.

                  (a) Seller agrees to be responsible for all rebates (e.g., Medicaid rebates), price protection and discount agreements, chargebacks, and any other post-sale rebates, refunds, price adjustments or other similar credits relating to the Products ("Rebate Programs") that Seller is obligated to pay pursuant to any such Rebate Programs for amounts charged to Seller's NDC codes for such Products and that are invoiced by such Rebate Programs prior to April 1, 2002. Purchaser shall pay and be responsible for (i) all Rebate Program amounts charged to Purchaser's NDC codes for such Products and (ii) all Rebate Program amounts that are charged to Seller's NDC codes for such Products and that are invoiced by such Rebate Programs after April 1, 2002. All payments due under this Section 1.06(a) for which Purchaser is responsible shall be made promptly to Seller upon submission to Purchaser of invoices that describe the requested payments in reasonable detail. In the event either party disputes an amount owed under any Rebate Program, each party shall provide to the other copies of any documents and records evidencing original rebate claims and any resubmissions of such claims and data relating to unit rebate calculations in order to enable the responsible party to resolve such disputed amount.

                  (b) Following the Closing, the Parties shall mutually agree upon the content and joint (or if mutually agreed, one party's) issuance of a letter to customers of the Products, advising such customers of Purchaser's and Seller's respective responsibilities in connection with returns for credit as herein set forth. Seller and Purchaser agree that during the six (6) month period from January 1, 2002 to June 30, 2002, Seller shall be responsible for processing and handling returns and issuance of credits of all Shipped Products. Seller shall handle such returns and issue credits during such period in accordance with Seller's then applicable returned goods policy; PROVIDED, that if any such return credits issued by Seller following January 1, 2002 exceed the maximum amount for which Seller is to be liable under Section 1.3(a)(iii)(B), Purchaser shall promptly reimburse Seller for the amount of credits issued by Seller in excess of such maximum (payment to be made no later than ten business days following receipt of an invoice from Seller indicating the amount owed). Purchaser shall provide Seller with any information reasonably requested by Seller from time to time regarding Purchaser's selling prices for the Product in order to assist Seller in Seller's determination of the reimbursement prices for returned Shipped Products. Such information shall be provided by Purchaser to Seller promptly, and in any event within ten (10) business days, after Seller's written request therefor. In the event that during such six (6) month period any returns of Shipped Products are delivered to Purchaser, such returns shall be shipped by Purchaser to Seller at Purchaser's expense. Any Product returned after the six (6) month period shall be the responsibility of the Purchaser (both as to the cost of any credits to be issued as well as for the processing and handling of such returns). In the event that following such six (6) month period any returns are delivered to Seller, such returns shall be shipped by Seller to Purchaser and Purchaser shall reimburse Seller for the shipping costs incurred. For the sake of clarity, during such six (6) month period, this
Section 1.6(b) shall not apply to any Product misshipped by Purchaser that is returned by the customer for non-compliance with the terms of the customer's order (including by way of example non-compliance with respect to quantity, delivery date, pricing error, or delivery location), all of which, if received by Seller, shall be returned by Seller to Purchaser at Purchaser's expense.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Except as set forth in the Seller Disclosure Schedule attached hereto (the "SELLER DISCLOSURE SCHEDULE"), Seller represents and warrants to Purchaser as follows:

                  Section 2.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Seller and its Affiliates has all requisite corporate power and authority to own, lease and operate the Acquired Assets and to carry on the Business as they are presently conducted.

                  Section 2.2 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Seller has the requisite corporate power and authority to execute and deliver this Agreement and the Related Instruments, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related


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

Instruments and the performance by Seller of its obligations hereunder and thereunder have been authorized by all requisite corporate action on the part of Seller. This Agreement has been validly executed and delivered by Seller and, assuming that this Agreement has been duly authorized, executed and delivered by Purchaser, constitutes, and each Related Instrument that is to be executed and delivered by Seller will when executed and delivered by Seller, assuming that such Related Instrument has been duly authorized, executed and delivered by Purchaser, to the extent applicable, constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

                  Section 2.3 CONSENTS AND APPROVALS; NO VIOLATIONS. (a) Neither
the execution and delivery of this Agreement nor any Related Instrument by Seller nor the performance by Seller of its obligations hereunder or thereunder will (i) violate the certificate of incorporation or by-laws of Seller, (ii) conflict with or result in a violation or breach of, or constitute a default under, directly or indirectly, any contract, lease, license, indenture, agreement, commitment or other legally binding written arrangement (each, a "CONTRACT"), to which Seller is a party or by which the Acquired Assets are bound, or result in the creation or imposition of any Lien upon any of the Acquired Assets or (iii) violate or conflict with any law, rule, regulation, judgment, order or decree of any court applicable to Seller or the Acquired Assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which, individually or in the aggregate, would not (x) be reasonably likely to result in a material adverse effect on the Acquired Assets, the Assumed Liabilities or the financial position of the Business, taken as a whole, other than any such effects relating to (a) United States or foreign economies in general or the industries relating to the Business in general, (b) the announcement that the Business is for sale or (c) the execution of this Agreement (including the disclosure of the identity of Purchaser) and possible consummation of the transactions contemplated hereby (a "MATERIAL ADVERSE EFFECT"), or (y) materially delay the consummation of the transactions contemplated hereby.

                  (b) No filing with, and no permit,  authorization,  consent or approval of, any Governmental Entity is necessary for the consummation by Seller of the transactions contemplated by this Agreement, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) those that may be required solely by reason of Purchaser's or any of Purchaser's Affiliates' (as opposed to any other third party's) participation in the transactions contemplated hereby or by the Related Instruments and (iii) such filings, permits, authorizations, consents and approvals the absence of which, or the failure to make or obtain which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect or materially delay the consummation of the transactions contemplated hereby.

                  Section 2.4 TITLE TO ACQUIRED ASSETS. Seller or an Affiliate of Seller has, or as of the Closing Date will have, good and valid title to all material Acquired Assets, except those sold or otherwise disposed of in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens, other than Permitted Liens. This Section 2.4 does not apply to the Transferred Intellectual Property which is the subject of Section 2.6.

         Section 2.5 FINANCIAL STATEMENTS. Schedule 2.5 sets forth the "Statements of Net Sales and Product Contribution" for each Brand for the years ended December 31, 1999, 2000, and 2001 and the monthly statement for the month ending January 31, 2002 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with Seller's accounting policies applied on a consistent basis and fairly present, in all material respects, as of the dates thereof and for the periods then ended the aggregate Product contribution (as described therein) for the Business, taken as a whole. The Audited Financial Statements, when delivered to Purchaser pursuant to Section 4.09(d), will be prepared in accordance with Seller's accounting policies applied on a consistent basis and will fairly present, in all material respects, as of the dates thereof the aggregate Product contribution (as described therein) of the Business, taken as a whole. The aggregate Product contribution for the Business, taken as a whole, as presented in the Audited Financial Statements for the years ended December 31, 1999, 2000 and 2001, shall not reflect any material adverse change from the aggregate Product contribution for the Business, taken as a whole, presented in the Financial Statements as of such respective dates.


                  Section 2.6       TRADEMARKS.

                  (a) Schedule 2.6(a) sets forth a list of all material registered trademarks, common law trademarks and service marks, and applications therefor, used in the Business.

                  (b) Except as would not have a Material Adverse Effect, (i) Seller or an Affiliate of Seller is the owner of all the registered Trademarks or applications therefore in the Territory, and such registrations are valid, enforceable and in full force and effect, (ii) to the Knowledge of Seller, no Third Party has a superior right to Seller or Seller's Affiliates to use any of the Trademarks set forth on Schedule 2.6(a), and (iii) none of the Trademarks is subject to any contractual obligation restricting Seller's or its Affiliates' use thereof or entitling others to use the same or in any way obligating Seller or its Affiliates to make payments to others.

                  Section 2.7 NO OTHER SELLER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article II, none of Seller, its Affiliates or any other Person makes any other express or implied representation or warranty on behalf of Seller or any of its Affiliates.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Seller as follows:

                  Section 3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

                  Section 3.2 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Related Instruments, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Instruments and the performance by Purchaser of its obligations hereunder and thereunder have been authorized by all requisite corporate action on the part of Purchaser. This Agreement has been validly executed and delivered by Purchaser and, assuming that this Agreement has been duly authorized, executed and delivered by Seller, constitutes, and each Related Instrument that is to be executed and delivered by Purchaser will when executed and delivered by Purchaser, assuming that such Related Instrument has been duly authorized, executed and delivered by Seller, to the extent applicable, constitute a legal valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

                  Section 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. (a) Neither the execution and delivery of this Agreement nor any Related Instrument by Purchaser nor the performance by Purchaser of its obligations hereunder or thereunder will (i) violate the certificate of incorporation or by-laws of Purchaser, (ii) conflict with or result in a violation or breach of, or constitute a default under, directly or indirectly, any Contract to which Purchaser is a party or by which any of its properties or assets are bound or
(iii) violate or conflict with any law, rule, regulation, judgment, order or decree of any court applicable to Purchaser, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which, individually or in the aggregate, would not be reasonably likely to materially delay the consummation of the transactions contemplated by this Agreement.

                  (b) No filing with, and no permit,  authorization,  consent or approval of, any Governmental Entity is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) those that may be required solely by reason of Seller's or any of Seller's Affiliates' (as opposed to any other third party's) participation in the transactions contemplated hereby or by the Related Instruments and (iii) such filings, permits, authorizations, consents and approvals the absence of which, or the failure to make or obtain which, individually or in the aggregate, would not be reasonably likely to materially delay the consummation of the transactions contemplated hereby.

                  Section 3.4 AVAILABILITY OF FUNDS. Purchaser has cash available sufficient to enable it to finance and consummate the Acquisition and the other transactions contemplated by this Agreement on the terms set forth herein.

                  Section 3.5 NO KNOWLEDGE OF MISREPRESENTATIONS OR OMISSIONS. Purchaser has no knowledge that the representations and warranties of Seller made in this Agreement qualified as to materiality are not true and correct, or that those not so qualified are not true and correct in all material respects, and Purchaser has no knowledge of any material errors in, or material omissions from, the Seller Disclosure Schedule.

                  Section 3.6 NO OTHER PURCHASER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, none of Purchaser, its Affiliates or any other Person makes any other express or implied representation or warranty on behalf of Purchaser or any of its Affiliates.


                                   ARTICLE IV

                            COVENANTS; LICENSE GRANTS


                  Section 4.1 CONFIDENTIALITY. (a) Purchaser acknowledges and agrees that any and all other information provided to it by Seller or Seller's representatives concerning Seller or its Affiliates and the Excluded Assets shall be kept confidential by Purchaser and shall not be disclosed or otherwise made available to the public.

                  (b) Each of Purchaser and Seller agrees that the terms of this Agreement and the Related Instruments shall not be disclosed or otherwise made available to the public and that copies of this Agreement and the Related Instruments shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable law and only to the extent required by such law. In the event that such disclosure, availability or filing is required by applicable law, each of Purchaser and Seller (as applicable) agrees to use commercially reasonable efforts to obtain "confidential treatment" of this Agreement and the Related Instruments with the U.S. Securities and Exchange Commission (or the equivalent treatment by any other Governmental Entity) and to redact such terms of this Agreement and the Related Instruments as the other party shall request.

                  Section 4.2 FURTHER ASSURANCES. Each party shall from time to time after the Closing, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by the other party to make effective the transactions contemplated by this Agreement and each Related Instrument. Purchaser shall not, and shall not permit its Affiliates to, directly or indirectly induce, instruct, suggest as a course of action or request customers who have purchased Products to return any of such Products to Seller or Purchaser for credit or other consideration.

                  Section 4.3 TRANSFER TAXES. Except as otherwise provided herein, any fees, charges, Taxes (excluding income taxes) or other payments required to be made to any Governmental Entity in connection with the transfer of the Acquired Assets and the assignment and assumption of the Assumed Liabilities pursuant to the terms of this Agreement shall be paid and borne 100% by Purchaser. Seller and Purchaser shall cooperate in timely making and filing all filings, Tax Returns, reports and forms as may be required with respect to any Taxes payable in connection with the transfer of the Acquired Assets.

                  Section 4.4       [Intentionally Omitted.].

                  Section 4.5 TEMPORARY  USE OF CERTAIN  NAMES AND  INFORMATION.
(a) Purchaser shall promptly, and in any event (x) within ninety (90) days after Closing complete the revision of Product literature, and (y) within eighteen
(18) months after Closing (unless requested to be completed sooner by an applicable regulatory authority), change the NDC number and complete the revision of all packaging and labeling, in each case: (i) to delete all references to the Names (other than appropriate references to Seller's responsibility for manufacturing) and (ii) to delete all references to Seller's or its Affiliates' customer service address or phone number. For a period of 90 days after the Closing Date, Purchaser may continue to distribute Product literature that uses any Names, addresses or phone numbers to the extent that such literature exists on the Closing Date, and Seller hereby grants to Purchaser rights under any copyrights and other intellectual property owned by Seller (and covenants to cause each of its Affiliates to grant Purchaser rights under any copyrights and other intellectual property owned by such Affiliate) to the extent necessary to allow Purchaser to so use such Product literature. In no event shall Purchaser use any Names after the Closing in any manner or for any purpose different from the use of such Names by Seller during the 90-day period preceding the Closing. Any use of the Names by Purchaser pursuant to this
Section 4.5 shall be in reasonable conformity with the practices of Seller with respect to such Names as of the Closing Date and shall be in a manner that is not intended to or is not reasonably likely to harm or disparage Seller or any of its respective Affiliates or the quality, reputation or goodwill of the Names. Purchaser acknowledges that because its right to use the Names is pursuant to a non-exclusive license from Seller to the extent necessary to allow Purchaser and its Affiliates to market, distribute and sell the Products utilizing the labels and packaging existing on or on order by Seller as of the Closing Date, any and all goodwill developed by virtue of such use shall inure to the sole benefit of Seller. "NAMES" means "Bristol-Myers Squibb Company", "Bristol-Myers Squibb", "BMS", "Bristol-Myers Products", "B-MS", "Squibb", "E.R. Squibb & Sons", "Apothecon", "Apothecon, Inc.", any variations, derivatives thereof or any other logos or trademarks, trade names or service marks of Seller or its Affiliates not listed on Schedule 2.6.

                  (b) Purchaser shall not, and shall not permit its Affiliates to, manufacture, market or sell generic forms of Capozide, Questran or Questran Light pursuant to or in reliance on the Retained NDAs or the information contained therein.

                  Section 4.6 BULK TRANSFER LAWS. Purchaser hereby waives compliance by Seller and its Affiliates with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser.

                  Section 4.7 INTERCOMPANY ARRANGEMENTS. Seller and Purchaser acknowledge and agree that, immediately prior to Closing, any contract, lease, license, commitment or arrangement between the Business, on the one hand, and Seller or any of its Affiliates (exclusive of the Business), on the other hand, shall be terminated and be of no further force or effect, notwithstanding any terms thereof to the contrary.

                  Section 4.8 CUSTOMER NOTIFICATIONS. Promptly after the Closing, Seller shall notify all customers of the Business (i) of the transfer of the Acquired Assets to Purchaser, (ii) that all purchase orders for Products received by Seller or any of its Affiliates prior to the Closing Date but not filled as of such date will be transferred to Purchaser; PROVIDED, THAT, to the extent that any purchase order cannot be so transferred, Seller and Purchaser shall reasonably cooperate with each other to ensure that such purchase order is filled and that Purchaser receives the same economic benefit and assumes the same liability associated with filling such purchase order as if such purchase order had been so transferred, so long as the same does not adversely impact any rebates or chargebacks or best pricing allowances or programs granted or required to be given by Seller based on transactions entered into prior to Closing or require any burdensome efforts on the part of Seller, and (iii) that all subsequent purchase orders for Products should be sent to Purchaser or Purchaser's Distributor. To the extent any on-going contract, commitment or arrangement between Seller and any of Seller's Affiliates and any customer exists on or prior to Closing with respect to any given Product(s), promptly after the Closing Seller shall use its reasonable best efforts to terminate such contracts (but only with respect to such Product(s)) with effect as of the Closing, so that Purchaser can enter into its own contract thereafter with such customer for such Product(s) on such terms as Purchaser may determine.

                  Section 4.9 POST-CLOSING COOPERATION. (a) Purchaser and Seller shall cooperate with each other, and shall cause their officers, employees, agents, independent public accountants, Affiliates and representatives to cooperate with each other, for a period of 180 days after Closing to ensure the orderly transition of the Business from Seller to Purchaser and to minimize any disruption to the Business and the other respective businesses of Seller and Purchaser that might result from the transactions contemplated hereby. After Closing, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal businesses hours, to such information and assistance relating to the Business (to the extent within the control of such party) as is reasonably requested for financial reporting and accounting matters.

                  (b) After Closing, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Business and the Acquired Assets (including access to books and records) as is reasonably requested for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax Return. Seller and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Business. Purchaser shall retain the books and records of Seller and its Affiliates included in the Acquired Assets for a period of seven years after Closing. After the end of such seven-year period, before disposing of such books or records, Purchaser shall give notice to such effect to Seller and shall give Seller, at Seller's cost and expense, an opportunity to remove and retain all or any part of such books or records as Seller may select.

                  (c) Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 4.9. Neither party shall be required by this Section 4.9 to take any action that would or would reasonably be expected to (a) unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Purchaser, the Business), (b) violate any attorney-client privilege or violate any applicable laws or (c) breach any duty of confidentiality owed to any Person whether such duty arises contractually, statutorily or otherwise; PROVIDED, FURTHER, that Seller may redact any information directly and primarily related to the Excluded Assets or not directly associated with the Business and the Acquired Assets.

         (d) Seller shall cause to be delivered to Purchaser as soon as reasonably practical after the Closing Date but not later than sixty (60) days after the Closing Date, an audited "Statement of Net Sales and Product Contribution" for each Brand for the years ended December 31, 1999, 2000 and 2001 (the "AUDITED FINANCIAL STATEMENTS"), together with a report of PricewaterhouseCoopers LLP, Seller's independent accountants, with respect thereto. The Audited Financial Statements shall be prepared at Purchaser's expense.


                  Section 4.10      LICENSES.

                  (a) Seller hereby grants to Purchaser a non-exclusive and fully-paid up right and license to use the Retained NDAs (other than any Retained NDA filed by Seller on behalf of or for the benefit of Novartis, its Affiliates and its and their licensees and contractors in order to make and have made anywhere in the world and to sell and market in the Territory generic forms of the Products covered by the Retained NDAs) in order to make and have made anywhere in the world and to sell and market in the Territory Products under the Retained NDAs; PROVIDED such Products are sold and marketed under the applicable Trademark for such Brand and are not generic forms of such Products.

                  (b) Seller hereby grants to Purchaser a non-exclusive and fully paid-up right and license under the Other Intellectual Property, solely to make and have made Products anywhere in the world and solely for the sale, marketing, use, and distribution of the Products in the Territory, in each case solely under the applicable Trademark. The foregoing license grant shall also include any and all improvements developed subsequent to the Closing to any manufacturing processes and know-how that are incorporated into the manufacture of the Products by Seller.

                  (c) Purchaser expressly acknowledges and agrees that the grant of the licenses pursuant to Sections 4.10(a) and 4.10(b) are non-transferable and non-assignable, except as part of a sale of all of Purchaser's rights, title and interest in and to a Product where the purchaser thereof expressly assumes all obligations of the Purchaser under this Agreement relating to such license. Purchaser expressly acknowledges and agrees that Purchaser shall have no right to sublicense to or share with any person any of the licenses granted to it pursuant to Sections 4.10(a) and 4.10(b), except that Purchaser may sublicense either of such licenses to a wholly-owned subsidiary of Purchaser or to a Third Party for the manufacture of Products by such Third Party for sale to Purchaser; provided, however, that as a condition precedent to the effectiveness of any such sublicense, Purchaser shall cause each such wholly-owned subsidiary or Third Party that is to be a sublicensee to agree in writing, for the benefit of Seller, to be bound by the terms and conditions of this Section 4.10 and Purchaser shall provide a copy of such writing to Seller; and provided, further, that if any such subsidiary ceases to be a wholly-owned subsidiary of Purchaser or such Third Party ceases to manufacture such Products for Purchaser, such sublicense shall immediately terminate and become void without any action by Purchaser or Seller. Purchaser covenants that it will use the licensed rights granted to it under Sections 4.10(a) and 4.10(b) solely in accordance with the terms set forth in this Section 4.10. Purchaser shall remain jointly and severally liable with any such sublicensee for the observance by such sublicensee of the terms and conditions of this Agreement. Seller retains all rights in and to the foregoing not expressly licensed under this Section 4.10 or sold as Acquired Assets.

                  (d) Purchaser hereby grants to Seller a non-exclusive, fully paid-up, irrevocable, worldwide, and sublicensable right and license under its rights, title and interests in and to the Acquired Assets (and agrees that Seller may cross-reference the Transferred NDAs) solely for (A) the manufacture by or on behalf of Seller and its Affiliates of a Product for Purchaser or its Affiliates; (B) the sale, use or distribution of any Product outside the Territory, and the manufacture of any Product in or outside the Territory for sale, use or distribution outside the Territory; and (C) internal research purposes. Seller covenants that it will use the licensed rights solely in accordance with the preceding sentence. Purchaser retains all rights in and to the Acquired Assets not expressly licensed under this Section 4.10(d).

                  (e) Purchaser hereby acknowledges and agrees that neither Purchaser nor its Affiliates shall interfere with, or have the right to prohibit
(i) the manufacture, sale, or distribution of the Products by Seller or its Affiliates or any other person outside the Territory or (ii) the manufacture of Products by Seller or its Affiliates or any other person outside or within the Territory for use outside the Territory or (iii) the manufacture of generic forms of the Products under the Retained NDAs by Seller or its Affiliates or any other person within or outside the Territory for sale, use or distribution within or outside the Territory.

                  (f) Nothing in this Agreement or the Supply Agreement shall prohibit the research, development, manufacture, marketing, distribution, sale or use by Seller or any of its Affiliates of any products that compete with the Products within or outside the Territory.

                  Section 4.11 TRANSFER OF REGULATORY FILINGS; RESPONSIBILITY FOR PRODUCTS.

                  (a) Promptly after Closing and in any event within sixty (60) business days after Closing, the parties shall file with the FDA the information required pursuant to 21 C.F.R. Part 314, or any successor regulation thereto, regarding the transfer of the Transferred NDAs from Seller to Purchaser. Seller shall file the information required of a former owner, and Purchaser shall file the information required of a new owner. Contemporaneously with such filings, Seller also shall file with the FDA any required information regarding the transfer of the INDs for the Transferred NDAs from Seller to Purchaser. The parties also agree to use their reasonable efforts to take any and all other actions required by the FDA, or other necessary U.S. Governmental Entity, if any, to effect the transfer of the Transferred NDAs and the INDs from Seller to Purchaser. Seller may retain an archival copy of the Transferred NDAs and the INDs, including supplements and records that are required to be kept under applicable law, and Seller shall treat such archived copies as Confidential Information (as defined in the Supply Agreement) of Purchaser and disclosure of such information shall be governed by the Supply Agreement.

                  (b) (i) After the Closing, Purchaser shall assume all regulatory responsibilities under applicable laws and regulations to be assumed by Purchaser in the Territory in connection with the Transferred NDAs and INDs including responsibility for reporting any adverse drug events in connection with the Products, and responsibility for compliance with the Prescription Drug Marketing Act of 1987, as the same may be amended from time to time.

                           (ii) After the Closing,  the parties shall reasonably
agree upon procedures to ensure an orderly transition from Seller to Purchaser of the activities required to be undertaken by the holder of the Transferred NDAs, including adverse experience reporting, quarterly and annual FDA reports, complaint and sample tracking, and communication with health care professionals and customers.

                           (iii) In order for the  parties to comply  with their
respective responsibilities under this subsection (iii) in connection with the reporting of adverse drug events, to the extent either party hereto receives any information regarding adverse drug events related to the use of any one of the Products, whether such use is within or outside of the Territory, such party shall promptly provide the other party with such information in accordance with a mutually agreed to reporting procedure between Purchaser and Seller to be determined with three months after closing.

                           (iv) After the  Closing,  Purchaser  shall assume all
responsibility for any and all FDA fee obligations for holders or owners of approved New Drug Applications and approved, marketed prescription drug products relating to the Products, including those defined under the Prescription Drug User Fee Act of 1992, for both Transferred and Retained NDAs.

                           (v)  After  the  Closing,  Seller  shall  direct  all
complaints or inquiries concerning the Products in the Territory to Purchaser to the attention of Purchaser's Medical Affairs Department or otherwise as required under the Supply Agreement.

                  Section 4.12 FINETECH/ISP RELATIONSHIP. Following the Closing, Seller shall discuss in good faith with Purchaser, during the 30-day period following the Closing Date, the expansion of Seller's relationship with Finetech/ISP or Rhodes Technology ("FINETECH") on existing and future products. Nothing in this Section 4.12 shall obligate Seller or any of its Affiliates (i) to enter into any agreement, arrangement or relationship with Finetech that Seller, in its sole discretion, deems not to be in the best interest of Seller or its shareholders, or (ii) expend any amount of money, make any concession (financial or otherwise), waive any right or incur any additional obligation in connection with any such agreement, arrangement or relationship.

                                    ARTICLE V

                                    AMENDMENT

                  Section 5.1 AMENDMENTS AND WAIVERS. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Purchaser, on the one hand, or

Seller, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                                   ARTICLE VI

                            SURVIVAL; INDEMNIFICATION

                  Section 6.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties contained in this Agreement shall survive the Closing solely for purposes of Article VII and shall terminate at 5 p.m. New York City time on the twelve month anniversary of the Closing Date.

                  Section 6.2 INDEMNIFICATION BY SELLER. (a) Seller shall indemnify Purchaser and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("LOSSES"), as incurred (payable promptly upon written request), to the extent arising from; (i) any breach of any representation or warranty of Seller that survives the Closing and is contained in this Agreement; (ii) any breach of any covenant of Seller contained in this Agreement requiring performance after the Closing; (iii) any Excluded Liability; and (iv) any fees, expenses or other payments incurred or owed by Seller to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                  (b) Seller's  indemnification  obligations  under this Section
6.2 shall be limited as set forth in Section 6.2(b) of the Seller Disclosure Schedule.

                  (c) Purchaser acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to this Agreement and the Related Instruments, the Acquisition and the other transactions contemplated hereby and thereby, the Businesses, the Acquired Assets and the Assumed Liabilities (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this
Article VI. In furtherance of the foregoing, Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Seller or Seller's Affiliates arising under or based upon any applicable law or arising under or based upon common law or otherwise (except pursuant to the indemnification provisions set forth in this Section 6.2).

                  Section 6.3 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify Seller, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any Loss, as incurred (payable promptly upon written request), to the extent arising from (a) any breach of any representation or warranty of Purchaser contained in this Agreement, (b) any breach of any covenant of Purchaser contained in this Agreement requiring performance after the Closing, (c) any Assumed Liability and (d) any fees, expenses or other payments incurred or owed by Purchaser to any brokers, financial advisors or other comparable Persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                  Section 6.4 CALCULATION OF LOSSES. The amount of any Loss for which indemnification is provided under this Article VI shall be net of any amounts recovered by the indemnified party under insurance policies with respect to such Loss and shall be reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such indemnified amount. In computing the amount of any such Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnity payment hereunder shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to such price for federal income Tax purposes.

                  Section 6.5 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless any party, (a) pursuant to Section 6.2(a)(i) or 6.3(a), shall terminate on the twelve-month anniversary of the Closing Date and
(b) pursuant to the other clauses of Sections 6.2 and 6.3, shall not terminate; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the party to be providing the indemnification.

                  Section 6.6 NO ADDITIONAL REPRESENTATIONS. Purchaser acknowledges that it and its representatives have received or been afforded the opportunity to review prior to the date hereof all written materials which Seller was required to deliver or make available, as the case may be, to Purchaser pursuant to this Agreement on or prior to the date hereof. Purchaser acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Business that it and its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of Seller and its Affiliates to discuss the Business. Purchaser acknowledges that none of Seller, its Affiliates or any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Business, the Brand or the Acquired Assets furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement or the Seller Disclosure Schedule, and none of Seller, its Affiliates or any other Person shall have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser's use of, any such information, and any information, documents or material made available to Purchaser in any "data rooms", management presentations or in any other form in expectation of the transactions contemplated hereby. Except as expressly set forth in the representations and warranties set forth in Article II of this Agreement, Purchaser is purchasing the Acquired Assets "as is", "where is" and "with all faults". Without limiting the generality of the foregoing, except as expressly set forth in the representations and warranties set forth in Article II of this Agreement, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  Section 6.7 LIMITATIONS ON LIABILITY. Notwithstanding any provision herein, neither Seller nor Purchaser shall in any event be liable to the other party or its Affiliates, officers, directors, employees, stockholders, agents or representatives on account of any indemnity obligation set forth in
Section 6.02(a)(i) or 6.03(a), for any indirect, special, incidental, consequential or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business).



                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, or when sent if mailed by registered or certified mail (return receipt requested) or by reputable overnight express courier (charge prepaid) or transmitted by facsimile (with confirmation of transmittal) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Seller, to:

                           Bristol-Myers Squibb Company
                           P.O. Box 4000
                           Route 206 at Province Line Road
                           Princeton, NJ 08543-4000
                           Telephone: (609) 252-4311
                           Facsimile: (609) 252-4232
                           Attention: Vice President and Senior Counsel --
                                      PRI & WSBD

                           with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, New York 10019
                           Telephone:  (212) 474-1000
                           Facsimile:   (212) 474-3700
                           Attention:   Thomas E. Dunn, Esq.

                  (b)      if to Purchaser, to:

                           Par Pharmaceutical, Inc.
                           One Ram Ridge Road
                           Spring Valley, NY  10977
                           Telephone:  (914) 425-7100
                           Facsimile:
                           Attention: Scott Tarriff, President and CEO with a copy to:

                           Kirkpatrick & Lockhart LLP
                           1251 Avenue of the Americas
                           New York, NY 10020
                           Telephone: (212) 536-3900
                           Facsimile: (212) 536-3901
                           Attention: Jay Hecht

                  Section 7.2 DEFINITIONS; INTERPRETATION. (a) For purposes of this Agreement:

                  "ACCOUNTS RECEIVABLE" shall mean all accounts receivable, notes receivable and other indebtedness due and owed by any third party to Seller or any of its Affiliates arising or held in connection with the Business.

                  "AFFILIATE" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "Control" as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

                  "ASSUMPTION OF ASSUMED LIABILITIES" shall mean the Assumption of Assumed Liabilities in substantially the form of EXHIBIT B.

                  "BILL OF SALE" shall mean the Bill of Sale in substantially the form of EXHIBIT C.

                  "BUSINESS" shall mean the business of marketing and selling the Products constituting the Brands in the Territory using the Trademarks, as conducted by Seller or its Affiliates as of December 31, 2001.

                  "CONTROLLED BY" shall mean with respect to any Other Intellectual Property, Other Exclusive Intellectual Property, data, or regulatory filing or registration, any Other Intellectual Property, Other Exclusive Intellectual Property, data, regulatory filing or registration that a Party owns, has a license to, or otherwise uses and has the ability to grant to the other Party access, a license or a sublicense (as applicable) to such Other Intellectual Property, data, regulatory filing or registration as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such access, license or sublicense.

                  "FDA ACT" means the United States Food, Drug and Cosmetic Act, as amended from time to time.

                  "GOVERNMENTAL ENTITY" shall mean any Federal, state, local or non-U.S. government or any court of competent jurisdiction, legislature, governmental agency, administrative agency or commission or other governmental authority or instrumentality, U.S. or non-U.S.

                  "HSR  ACT"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

                  "IND" means an Investigational New Drug Application filed with the United States Food and Drug Administration.

                  "KNOWLEDGE" shall mean, with respect to Seller, the actual knowledge of the representatives of Seller set forth on Schedule 7.2(a)(i), without any such representative having made any special inquiry or investigation.

                  "LIEN"  shall  mean  any  lien,  security  interest,   pledge,
mortgage or similar encumbrance.

                  "OTHER INTELLECTUAL PROPERTY" means (a) all processes, specifications and know-how (including trade secrets and proprietary knowledge to the extent any exists) used to manufacture the Products as of the Closing Date and (b) all trade dress relating to the Brand and the copyrights used for product literature of the Products distributed as of the Closing Date, in the case of each of (a) and (b) solely to the extent Controlled By Seller, used in the conduct of the Business in the Territory as of the Closing Date and not Other Exclusive Intellectual Property.

                  "OTHER EXCLUSIVE INTELLECTUAL PROPERTY" means (a) all processes, specifications and know-how (including trade secrets and proprietary knowledge to the extent any exists) exclusively used to manufacture the Products as of the Closing Date, and (b) all trade dress relating exclusively to the Brands and the copyrights exclusively covering product literature for the Products distributed as of the Closing Date, which are currently owned and Controlled By Seller and used exclusively in the conduct of the Business as of the Closing Date (and not used at any time during the five year period prior to the Closing Date for any products (other than the Products) or in any other business of Seller or its Affiliates, whether within or outside the Territory).

                  "PERMITTED LIENS" shall mean, collectively (a) Liens for Taxes or other governmental charges which are not due and payable, may be paid without penalty or are being contested in good faith by appropriate proceedings, (b) mechanics, warehousemens, materialmens, contractors, workmens, repairmens, employee's carriers liens, and other similar Liens arising or incurred in the ordinary course of business, (c) the rights, if any, of third parties, appearing in product advertisements for the Brand being transferred as part of the Acquired Assets, (d) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (e) other imperfections of title, licenses or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, as presently conducted, and (f) all Liens approved in writing by Purchaser.

                  "PERSON" shall mean any individual,  firm, group, corporation,
partnership,   limited  liability   company,   trust,  joint  venture  or  other
organization or entity (including any Governmental Entity).

                  "PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portion ending the Closing Date of any taxable period that includes but does not end on the Closing Date.

                  "PRODUCTS" shall mean the products represented by the SKUs listed on Schedule 7.2(a)(ii) for the Brands.

                  "PRODUCT REGISTRATION" shall mean the approvals, registrations, applications, licenses and permits (including, but not limited to, the Retained NDAs and Transferred NDAs) for each Product which have been received in order to market or sell same in the Territory (and related submissions to and correspondence with the regulatory authority responsible for the Product Registration).

                  "PROMISSORY NOTE" shall mean the Promissory Note evidencing the obligation of Purchaser to pay Seller cash in the amount of 50% of the Purchase Price on the date of the one year anniversary of the Closing Date, without interest, in the form of Exhibit F.

                  "REBATE PROGRAMS" has the meaning set forth in Section 1.6(a).

                  "RELATED INSTRUMENTS" shall mean the Promissory Note, the Bill of Sale, the Assumption of Assumed Liabilities, the Trademark Assignment and the Supply Agreement.

                  "RETAINED INFORMATION" shall mean any and all books and records prepared and maintained by Seller in connection with the Business, including all regulatory files (including correspondence with regulatory authorities), research data, marketing data, laboratory books, batch records and stability studies, that do not relate exclusively to the Business or otherwise are appropriately retained by Seller in connection with Seller"s or its Affiliates' conduct of the Business prior to the Closing Date.

                  "RETAINED NDAS" shall mean the New Drug Applications for the Capozide(R), Questran(R) and Questran(R) Light (Sugar Free) Products, requesting permission to place a drug on the market in accordance with 21 CFR Part 314, and all supplements filed pursuant to the requirements of the FDA, including all filings, correspondence, and documents concerning the Capozide(R), Questran(R) and Questran(R) Light (Sugar Free) products which are necessary for FDA approval to market Capozide(R), Questran(R) and Questran(R) Light (Sugar Free) products in the Territory.

                  "SPECIFICATIONS" shall have the meaning assigned to it in the Supply Agreement.

                  "SHIPPED PRODUCTS" shall mean any Products manufactured by or on behalf of Seller and shipped to a third party prior to January 1, 2002.

                  "SUPPLY AGREEMENT" shall mean the Supply Agreement of even date herewith between Seller and Purchaser in the form of EXHIBIT D.

                  "TAXES", or "TAX" in the singular form, shall mean any and all taxes, levies or other like assessments, including, but not limited to, income, transfer, gains, gross receipts, excise, inventory, property (real, personal or intangible), custom duty, sales, use, license, withholding, payroll, employment, capital stock and franchise taxes, imposed by a Taxing Authority and any interest, penalty, addition to tax or additional amount due or imposed with respect to any such tax by any Taxing Authority.

                  "TAXING AUTHORITY" shall mean any Federal, state, provincial, local or foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority.

                  "TAX   RETURN"   shall  mean  any  report,   return  or  other
information filed with any Taxing Authority with respect to Taxes imposed upon or attributable to the operations of the Business.

                  "TERRITORY" means the United States, Puerto Rico and Guam. Any other United States territories or possessions are not included in the Territory.

                  "TRADEMARKS" shall mean the trademarks, and the trademark registrations and applications therefor, in each case listed on Schedule 2.6(a), together with the goodwill associated therewith. For sake of clarity, the Trademarks do not include any marks associated with the use of the Products outside of the Territory, nor do the Trademarks include the names "Bristol-Myers Squibb Company", "Bristol-Myers Squibb", "BMS", "Bristol-Myers Products",
"B-MS", "Squibb", "E.R. Squibb & Sons", "Apothecon", "Apothecon, Inc.", any variations, derivatives thereof or any other logos or trademarks, trade names or service marks of Seller or its Affiliates.

                  "TRADEMARK ASSIGNMENT" shall mean the Trademark Assignment in substantially the form of EXHIBIT E.

                  "TRANSFERRED  INTELLECTUAL PROPERTY" shall mean, collectively,
(a) the Trademarks and (b) any Other Exclusive Intellectual Property.

                  "TRANSFERRED NDAS" shall mean the New Drug Applications for the Capoten(R) Product, requesting permission to place a drug on the market in accordance with 21 CFR Part 314, and all supplements filed pursuant to the requirements of the FDA, including all filings, correspondence, and documents exclusively concerning the Capoten(R) product which are necessary for FDA approval to market the Capoten(R) product in the Territory.

                  (b) The following terms have the meanings set forth in the Sections set forth below:

                  Term                                       Section
                  ----                                       -------

         Acquired Assets                                     1.2(a)
         Acquisition                                         1.1
         Agreement                                           Preamble
         Assumed Liabilities                                 1.3(a)
         Brands                                              First Recital
         Closing                                             1.4(a)
         Closing Date                                        1.4(a)
         Contract                                            2.3
         Excluded Assets                                     1.2(b)
         Excluded Liability                                  1.3(b)
         Excluded Tax Liability                              1.3(b)
         Financial Statements                                2.5
         Inventory                                           1.2(b)
         Losses                                              6.2(a)
         Material Adverse Effect                             2.3(a)
         Names                                               4.5
         Purchase Price                                      1.1
         Purchaser                                           Preamble
         Return Exceptions                                   1.3(a)
         Seller                                              Preamble
         Seller Disclosure Schedule                          Article II Preamble

                  (c)(i) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  (ii) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (B) any reference herein to any Person shall be construed to include the Person's successors and assigns, (C) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (D) all references herein to Articles, Sections or Exhibits shall be construed to refer to Articles, Sections and Exhibits of this Agreement unless the context expressly states otherwise and (E) all references herein to Schedules shall be construed to refer to Schedules in the Seller Disclosure Schedule.

                  Section 7.3 DESCRIPTIVE HEADINGS; SELLER DISCLOSURE SCHEDULE. The headings contained in this Agreement, in the Seller Disclosure Schedule, in any Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of the Seller Disclosure Schedule shall be deemed set forth for all purposes of the Seller Disclosure Schedule to the extent relevant. The Seller Disclosure Schedule and all Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in the Seller Disclosure Schedule or any Exhibit annexed hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement. The inclusion of any matter on any Schedule in the Seller Disclosure Schedule shall not be deemed an admission by Seller that such listed matter has or would have a Material Adverse Effect.

                  Section 7.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  Section 7.5 ENTIRE AGREEMENT. This Agreement, the Related Instruments and the Confidentiality Agreement, along with the Seller Disclosure Schedule and Exhibits hereto and thereto, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Related Instruments or the Confidentiality Agreement. In the event of any conflict between the provisions of this Agreement (including the Seller Disclosure Schedule (and the introduction thereto) and Exhibits hereto), on the one hand, and the provisions of the Related Instruments (including the schedules and exhibits thereto) and/or the Confidentiality Agreement, on the other hand, the provisions of this Agreement shall control.

                  Section 7.6 FEES AND  EXPENSES.  Regardless  of whether or not the transactions contemplated by this Agreement are consummated, each party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement and the Related Instruments.

                  Section 7.7 GOVERNING LAW. This Agreement and any disputes arising under or related thereto (whether for breach of contract, tortious conduct or otherwise) shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  Section 7.8 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 7.9 ASSIGNMENT. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto (other than by operation of law in connection with a merger or consolidation or sale of all or substantially all the assets of either party) without the prior written consent of the other party; PROVIDED, HOWEVER, that Purchaser may assign its rights but not its obligations hereunder to any direct or indirect wholly-owned subsidiary of Purchaser without the prior written consent of Seller PROVIDED, THAT, Purchaser fully and unconditionally guarantees the obligations of such entity; PROVIDED, FURTHER, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this Section 7.9 shall be void.

                  Section 7.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any right, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 7.11 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof (or any portion thereof) in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; PROVIDED, HOWEVER, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  Section 7.12 CONSENT TO JURISDICTION. Each of Purchaser and Seller irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Related Instrument or any transaction contemplated hereby or thereby. Each of Purchaser and Seller agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of Purchaser and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 7.12. Each of Purchaser and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Related Instrument or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 7.13 WAIVER OF JURY TRIAL. Each party hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any Related Instrument or any transaction contemplated hereby or thereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Related Instruments, as applicable, by, among other things, the mutual waivers and certifications in Section 7.12 and this Section 7.13.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                          BRISTOL-MYERS SQUIBB COMPANY


                          By:  /s/
                             ----------------------------
                             Name:
                             Title:


                            PAR PHARMACEUTICAL, INC.


                          By:  /s/
                             ----------------------------
                             Name:
                             Title:

                                                                       EXHIBIT A
                                                               TO ASSET PURCHASE
                                                                       AGREEMENT


                                     BRANDS

Capoten
Capozide
Questran
Questran Light (Sugar Free)